

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements contained in the body of the accompanying Registration
Statement and is qualified in its entirety by referene to such financial statements.

On May 26, 1998, Steel Heddle Group, Inc. consummated the acquisition of Old
Holdings (by a series of post-transaction mergers by the Steel Heddle Mfg. Co.)
and recorded such purchase in accordance with APB 16 "Business Combinations."
Accordingly, the financial information presented for the thirty-two weeks ended
January 2, 1999 is not comparable with that for prior periods.
</LEGEND>
<CIK>      0001065423
<NAME>     STEEL HEDDLE GROUP, INC
<MULTIPLIER>                                   1000

<PERIOD-TYPE>                                  6-MOS                       6-MOS
<FISCAL-YEAR-END>                              JAN-02-1999                 JAN-02-1999
<PERIOD-START>                                 MAY-26-1998                 JAN-04-1998
<PERIOD-END>                                   JAN-02-1999                 MAY-25-1998
<CASH>                                           1,182                         0
<SECURITIES>                                         0                         0
<RECEIVABLES>                                   10,032                         0
<ALLOWANCES>                                      (159)                        0
<INVENTORY>                                     19,730                         0
<CURRENT-ASSETS>                                32,189                         0
<PP&E>                                          46,014                         0
<DEPRECIATION>                                  (4,510)                        0
<TOTAL-ASSETS>                                 199,901                         0
<CURRENT-LIABILITIES>                           17,023                         0
<BONDS>                                        146,957                         0
<PREFERRED-MANDATORY>                                0                         0
<PREFERRED>                                          0                         0
<COMMON>                                             0                         0
<OTHER-SE>                                      11,530                         0
<TOTAL-LIABILITY-AND-EQUITY>                   199,901                         0
<SALES>                                         38,783                    29,631
<TOTAL-REVENUES>                                38,783                    29,631
<CGS>                                           31,623                    18,628
<TOTAL-COSTS>                                   31,623                    18,628
<OTHER-EXPENSES>                                 2,119                       421
<LOSS-PROVISION>                                     0                         0
<INTEREST-EXPENSE>                              10,590                     1,549
<INCOME-PRETAX>                                (10,054)                    5,209
<INCOME-TAX>                                    (3,139)                    1,868
<INCOME-CONTINUING>                             (6,915)                    3,341
<DISCONTINUED>                                       0                         0
<EXTRAORDINARY>                                      0                         0
<CHANGES>                                            0                         0
<NET-INCOME>                                    (6,915)                     3,341
<EPS-PRIMARY>                                        0                         0
<EPS-DILUTED>                                        0                         0

